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                                                                   EXHIBIT 10.51


                           ENSTAR FINANCE COMPANY, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                            Dated as of June 6, 1997


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                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   DEFINITIONS.............................  1

                                   ARTICLE II
                              FORMATION AND PURPOSE........................  5

2.01   Formation...........................................................  5
2.02   Name................................................................  5
2.03   Principal Office....................................................  5
2.04   Term................................................................  5
2.05   Purposes of Company.................................................  5
2.06   Certificate.........................................................  6
2.07   Addresses of the Members............................................  6
2.08   Foreign Qualification...............................................  6

                                   ARTICLE III
                                 MEMBERS CAPITAL...........................  6

3.01   Initial Capital Contributions.......................................  6
3.02   Additional Capital Contributions....................................  6
3.03   No Third Party Rights...............................................  7

                                   ARTICLE IV
                                 USE OF PROCEEDS...........................  7

                                    ARTICLE V
                                STATUS OF MEMBERS..........................  7

5.01   Limited Liability...................................................  7
5.02   Return of Distributions of Capital..................................  7

                                   ARTICLE VI
                          COMPENSATION TO THE MEMBERS......................  8

                                   ARTICLE VII
                                 COMPANY EXPENSES..........................  8

7.01   Reimbursement.......................................................  8
7.02   Operating Expenses..................................................  8

                                  ARTICLE VIII
                  DISTRIBUTIONS; ALLOCATION OF INCOME AND LOSS.............  8

8.01   Distributions of Cash Available for Distribution....................  8
8.02   [Intentionally Deleted].............................................  9
8.03   Withholding.........................................................  9
8.04   Allocations of Net Income and Net Losses............................ 10


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8.05   Special Allocations................................................. 10
       (a)     Company Minimum Gain Chargeback............................. 10
       (b)     Member Minimum Gain Chargeback.............................. 10
       (c)     Qualified Income Offset..................................... 10
       (d)     Gross Income Allocation..................................... 11
       (e)     Nonrecourse Deductions...................................... 11
       (f)     Member Nonrecourse Deductions............................... 11
8.06   Curative Allocations................................................ 11
8.07   Tax Allocations; Code Section 704(c)................................ 12
8.08   Consent............................................................. 12

                                   ARTICLE IX
                        ASSIGNMENT OF COMPANY INTERESTS.................... 12

9.01   No Assignment....................................................... 12
9.02   Exceptions.......................................................... 13
9.03   Assignee............................................................ 13
9.04   Other Consents and Requirements..................................... 13
9.05   Assignment Not In Compliance........................................ 13
9.06   Tax Elections....................................................... 14

                                    ARTICLE X
                        ADMISSION OF ASSIGNEE AS MEMBER.................... 14

10.01  Requirements........................................................ 14

                                   ARTICLE XI
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS................ 14

11.01  Books and Records................................................... 14
11.02  Delivery to Members and Inspection.................................. 15
11.03  Annual Statements................................................... 15
11.04  Filings............................................................. 15

                                   ARTICLE XII
                    DESIGNATION RIGHTS, AUTHORITIES, POWERS,
            RESPONSIBILITIES AND DUTIES OF THE MANAGER..................... 16

12.01  Designation of Manager.............................................. 16
12.02  Authority of Manager................................................ 16
       (a)     Permitted Acts.............................................. 16
       (b)     Limitations and Restrictions................................ 16
12.03  No Personal Liability............................................... 17
12.04  Tax Matters Member.................................................. 17
12.05  Officers............................................................ 18

                                  ARTICLE XIII
                 RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS........... 20

13.01  Request for Vote.................................................... 20
13.02  Procedures.......................................................... 20
13.03  Action By Consent................................................... 21
13.04  Limitations......................................................... 21
13.05  Amendments to Agreement............................................. 21
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
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                                   ARTICLE XIV
               OTHER BUSINESSES AND INVESTMENT OPPORTUNITIES............... 21

                                   ARTICLE XV
                             DISSOLUTION OF COMPANY........................ 21

15.01  Termination of Membership........................................... 21
15.02  Events of Dissolution or Liquidation................................ 22
15.03  Liquidation......................................................... 22
15.04  Distribution in Kind................................................ 23
15.05  No Action for Dissolution........................................... 23
15.06  No Further Claim.................................................... 23

                                   ARTICLE XVI
                         REPRESENTATIONS BY THE MEMBERS.................... 24

16.01  Investment Intent................................................... 24
16.02  Securities Regulation............................................... 24
16.03  Knowledge and Experience............................................ 24
16.04  Economic Risk....................................................... 24
16.05  Binding Agreement................................................... 24
16.06  Tax Position........................................................ 24
16.07  Information......................................................... 25

                                  ARTICLE XVII
                                  MISCELLANEOUS............................ 25

17.01  Additional Documents................................................ 25
17.02  Severability........................................................ 25
17.03  Inspection.......................................................... 25
17.04  General............................................................. 25
17.05  Notices, Etc........................................................ 25
17.06  Execution of Certificate and Other Papers........................... 25
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                           ENSTAR FINANCE COMPANY, LLC
                       LIMITED LIABILITY COMPANY AGREEMENT


        This Limited Liability Company Agreement (the "Agreement") is made and entered into as of June 6, 1997, by and among Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP") and Enstar Communications Corporation, a
Georgia corporation ("ECC").

        WHEREAS, the parties wish to form a limited liability company (the
"Company") under Delaware law for the purpose of organizing a centralized finance company to raise funds through agreements with banks and other financial institutions and to in turn lend funds to various cable television partnerships of which ECC is the general partner ("Enstar Affiliates").

        WHEREAS, the parties desire to enter into this Agreement to provide for the formation of the Company, the management of the business and affairs of the Company, the allocation of profits and losses, cash flow and other proceeds of the Company among the Members, the respective rights, obligations and interests of the Members to each other and to the Company, and certain other matters.

        NOW, THEREFORE, the Members agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        For purposes of this Agreement, the following terms shall have the following meanings (all terms used in this Agreement which are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

        "Act" shall mean the Delaware Limited Liability Company Act.

        "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                (a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the next to the last sentence of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account any changes during such year in Company Minimum Gain and Member Minimum Gain;
and

                (b)     Debit to such Capital Account the items described in
Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section


1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

        "Affiliate" shall mean, with respect to any Member: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Member; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Member; (c) any partnership or limited liability company of which such Member or any other Person described in clause (a) or clause (b) of this definition is a general or managing partner, or a manager, as the case may be; and (d) any officer, director or partner in such Member.

        "Agreed Value" means the fair market value of property as determined by the Manager using such reasonable methods of valuation as it deems appropriate.

        "Approved by the Members" shall mean approved by the affirmative vote (conducted in accordance with Sections 13.01 and 13.02) or written consent (obtained in accordance with Section 13.03) of Members holding at least sixty percent (60%) of the Company Interests.

        "Assignee" shall mean a person who has acquired a beneficial interest in a Company Interest in accordance with the provisions of Article IX hereof, but who is not a Member.

        "Book Depreciation" means the depreciation, cost recovery or amortization of assets allowable to the Company with respect to an asset for any period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such period, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as federal income tax depreciation, amortization, or other cost recovery deduction for such period bears to such beginning adjusted basis.

        "Book Gain or Book Loss" means the gain or loss that would be recognized by the Company for federal income tax purposes as a result of sales or exchanges of its assets if its tax basis in such assets were equal to the Book Value of such assets.

        "Book Value" means (a) as to property contributed to the Company, its Agreed Value, and (b) as to all other Company property, its adjusted basis for federal income tax purposes as reflected on the books of the Company. The Book Value of all Company assets shall be adjusted to equal their respective Agreed Values, as determined by the Manager, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property, unless all Members receive simultaneous distributions of undivided interests in the distributed property in proportion to their


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respective Company Interest; and (c) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B). The Book Value of all assets shall be adjusted by the Book Depreciation taken into account with respect to such asset.

        "Capital Account" means an individual capital account maintained for each Member in accordance with Regulation Section 1.704-1(b) adopted pursuant to
Section 704(b) of the Code. Unless otherwise provided in such Regulations, such capital account shall be credited with (a) Capital Contributions to the Company by a Member; (b) the Net Income of the Company allocable to a Member; and (c) any items in the nature of income or gain that are specially allocated pursuant to Sections 8.05 and 8.06 hereof; and which account shall be debited with (x) any Distribution to a Member; (y) the Net Loss of the Company allocable to a Member; and (z) any items in the nature of loss or deduction that are specially allocated pursuant to Sections 8.05 or 8.06 hereof. In the event the Book Value of Company Interests are adjusted, the Capital Accounts of all Members shall be adjusted to reflect such adjustment as if the Company recognized gain or loss equal to the amount of such aggregate adjustment. The amounts debited or credited to Capital Accounts shall be adjusted with respect to any liabilities that are secured by such contributed or distributed property or that are assumed by the Company or the Members, in the event the Manager shall determine such adjustments are necessary or appropriate pursuant to Regulation Section 1.704-1(b)(2)(iv).

        "Capital Contributions" shall mean the amount of cash or Book Value of property a Member contributes to the capital of the Company.

        "Cash Available for Distribution" means for any period (i) the sum of the gross receipts for such period, (ii) less the sum of all expenses for such period (excluding all depreciation or amortization expenses), (iii) less any principal repayments on indebtedness of the Company (including any capitalized lease obligations), and (iv) less any increases in amounts reserved for Company working capital as determined by the Manager.

        "Certificate" shall mean the certificate of formation of the Company which is required to be filed pursuant to the Act.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any future Federal tax law and, to the extent applicable, the Regulations.

        "Company Interest", as of any date, shall mean, with respect to any Member, the ownership interest of such Member in the Company as of such date, including all of its rights and obligations under the Act and this Agreement. The initial Company Interest of each of the Members is set forth on Schedule I.


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        "Company Minimum Gain" has the meaning set forth in Sections
1.704-2(b)(2) and 1.704-2(d) of the Regulations.

        "Distributions" means all cash and the Book Value of other property distributed to the Members arising from their Company Interests.

        "Fiscal Year" shall mean the fiscal year of the Company which shall be the calendar year.

        "Manager" shall mean ECC and any other person that succeeds it pursuant to Section 12.01.

        "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as Nonrecourse Debt, determined in accordance with Section 1.704-2(c)(i) of the Regulations.

        "Member Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

        "Member Nonrecourse Deductions" has the meaning set forth in Section 1.704-(2)(i)(2) of the Regulations.

        "Members" shall mean the Members and any other Person that acquires a Company Interest and is admitted to the Company as a Member.

        "Net Income" or "Net Loss" shall mean, with respect to any fiscal period, the gross income, gains and losses of the Company for such period, less all deductible costs, expenses and depreciation and amortization allowances of the Company for such period, as determined for federal income tax purposes, with the following adjustments: (a) any income of the Company that is exempt from federal income tax and is not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such taxable income or loss; (b) any expenditures of the Company not deductible in computing taxable income or loss, not properly chargeable to capital account and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss; (c) if the Book Value of any asset differs from its adjusted basis for federal income tax purposes at the beginning of such period, the depreciation and amortization allowances to be deducted from gross income with respect to such asset shall be Book Depreciation; (d) Book Gain or Book Loss shall be used instead of taxable gain or loss; and (e) any items that were specially allocated pursuant to Sections 8.05 or 8.06 hereof shall not be taken into account in computing Net Income or Net Loss. If such amount shall be greater than zero, it shall be known as a "Net Income" and if such amount shall be less than zero, it shall be known as "Net Loss".

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        "Nonrecourse Debt" has the meaning given to the term "nonrecourse liability" by Regulations Section 1.704-2(b)(3).

        "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(c).

        "Person" shall mean an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership or any other legal entity.

        "Regulations" shall mean the regulations, including temporary regulations promulgated under the Code, as such regulations may be amended from time to time (including the corresponding provisions of any future regulations).

                                   ARTICLE II

                              FORMATION AND PURPOSE

        2.01 Formation. The Company shall be formed as a limited liability company pursuant to the Act by the filing of the Certificate required by the Act with the Secretary of State of Delaware. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

        2.02    Name. The name of the Company is ENSTAR FINANCE COMPANY, LLC.

        2.03 Principal Office. The registered office required to be maintained by the Company in the state of Delaware pursuant to the Act shall initially be located at c/o Paracorp Incorporated, 15 East North Street, Dover, Kent County, Delaware. The resident agent shall initially be Paracorp Incorporated whose address is 15 East North Street, Dover, Kent County, Delaware. The principal executive office of the Company shall initially be at 474 S. Raymond Avenue, Suite 200, Pasadena, California 91105, or at such other place as determined by the Manager. The Company may have such additional offices at such other places as determined by the Manager.

        2.04 Term. The term of the Company will commence on the date of filing of the Certificate with the Secretary of State of Delaware, and shall continue until January 1, 2035, unless sooner terminated as hereinafter provided.

        2.05    Purposes of Company. The purposes of the Company are:

        (a) to maintain, develop and operate a captive lending organization whereby the Company borrows funds from banks and other financial institutions and lends such funds to Enstar

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Affiliates (the "Business"), and to sell or otherwise dispose of the Business and to do all things necessary, appropriate, incidental or advisable in connection with such business;

                (b) to borrow or raise money, and from time to time to issue, accept, endorse and execute promissory notes, loan agreements, options, stock purchase agreements, contracts, documents, checks, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of, the whole or any part of the property of the Company whether at the time owned or thereafter acquired and to guarantee the obligations of others and to sell, pledge or otherwise dispose of such bonds or other obligations of the Company for its purposes; and

                (c) to maintain an office or offices in such place or places as the Manager shall determine and in connection therewith to rent or acquire office space, engage personnel and do such other acts and things as may be necessary or advisable in connection with the maintenance of such office, and on behalf of and in the name of the Company to pay and incur reasonable expenses and obligations for legal, accounting, investment advisory, consultative and custodial services, and other reasonable expenses including, without limitation, taxes, travel, insurance, rent, supplies, interest, salaries and wages of employees, and all other reasonable costs and expenses incident to the operation of the Company.

        2.06 Certificate. The Manager shall cause the Certificate to be filed with the Secretary of State of Delaware and shall cause the Certificate to be filed or recorded in any other public office where filing or recording is required.

        2.07 Addresses of the Members. The respective address of the Members are set forth on Schedule I.

        2.08 Foreign Qualification. The Manager shall take all necessary actions to cause the Company to be authorized to conduct business legally in California and all other appropriate jurisdictions.

                                   ARTICLE III

                                 MEMBERS CAPITAL

        3.01 Initial Capital Contributions. Each Member shall contribute such amount as is set forth on Schedule I as its initial Capital Contribution, which
Schedule I shall be revised to reflect any additional contributions contributed in accordance with Section 3.02.

        3.02 Additional Capital Contributions. The Members shall only be required to contribute additional capital to the Company in such amounts and at such times as Approved by the Members. Any

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such additional contributions by the Members shall be in proportion to their respective Company Interests. Upon a vote to require additional capital contributions, the Manager shall give written notice to each Member. Each Member shall have fourteen (14) days from the date such notice is given to contribute his or her share of the additional capital to the Company. Each Member shall receive a credit to his or her Capital Account in the amount of any additional capital which he or she contributes to the Company.

        3.03 No Third Party Rights. The right of the Manager to require additional Capital Contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any party not a Member herein, including but not limited to any creditor of the Company.


                                   ARTICLE IV

                                 USE OF PROCEEDS

         The Company shall use the proceeds of the Capital Contributions of the Members as follows:

        (a)     to develop and maintain the Business;

        (b) to pay Company expenses related to the organization of the Company;

        (c) to pay initial expenses with respect to loans from banks and financial institutions to the Company; and

        (d)     for Company working capital.

                                    ARTICLE V

                                STATUS OF MEMBERS

        5.01 Limited Liability. Except as otherwise agreed to by a Member with any financial institution, no Member shall be bound by or personally liable for, the expenses, liabilities or obligations of the Company.

        5.02 Return of Distributions of Capital. A Member may, under certain circumstances, be required by law to return to the Company for the benefit of the Company's creditors, amounts previously distributed. No Member shall be obligated to pay those distributions to or for the account of the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return or pay over any part of those distributions, it shall be the obligation of such Member. Any

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payment returned to the Company or made directly by a Member to a creditor of the Company shall be deemed a Capital Contribution by such Member.

                                   ARTICLE VI

                           COMPENSATION TO THE MEMBERS

         The Members shall not receive any compensation directly or indirectly in connection with the formation, operation, and dissolution of the Company except as expressly specified in this Agreement.

                                   ARTICLE VII

                                COMPANY EXPENSES

        7.01 Reimbursement. The Company shall reimburse the Members for all out-of-pocket costs and expenses reasonably incurred by them in connection with the formation, organization and funding of the Company, including any legal fees and expenses.

        7.02 Operating Expenses. The Company shall pay the operating expenses of the Company which may include, but are not limited to: (i) all reasonable salaries, compensation and fringe benefits of personnel employed by the Company and involved in the business of the Company; (ii) all costs of funds borrowed by the Company and all taxes and other assessments on the Company's assets and other taxes applicable to the Company; (iii) reasonable legal, audit and accounting fees; (iv) the cost of insurance as required in connection with the business of the Company; (v) reasonable expenses of revising, amending, or modifying this Agreement or terminating the Company; (vi) reasonable expenses in connection with distributions made by the Company, and communications, necessary in maintaining relations with Members and outside parties, (vii) reasonable expenses in connection with preparing and mailing reports required to be furnished to Members for investor, tax reporting or other purposes, or other reports to Members; (viii) reasonable costs incurred in connection with any litigation in which the Company is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Company, including legal and accounting fees incurred in connection therewith; and (ix) reasonable expenses of professionals employed by the Company in connection with any of the foregoing, including attorneys, accountants and appraisers.

                                  ARTICLE VIII

                  DISTRIBUTIONS; ALLOCATION OF INCOME AND LOSS

        8.01 Distributions of Cash Available for Distribution. At such times and in such amounts as the Manager shall determine, in his sole and absolute discretion, and subject to any restrictions imposed by any loan or credit agreements of the Company, the Company shall distribute Cash From Operations to the Members in accordance with their respective Company Interests.

        8.02    [Intentionally Deleted]

        8.03    Withholding.

                (a) The Company shall seek to qualify for and obtain exemptions from any provision of the Code or any provision of state, local, or foreign tax law that would otherwise require the Company to withhold amounts from payments or distributions to the Members. If the Company does not obtain any such exemption, the Company is authorized to withhold from any payment or distribution to any Member any amounts that are required to be withheld pursuant to the Code or any provision of any state, local, or foreign tax law that is binding on the Company.

                (b) Any amount withheld with respect to any payment or distribution to any Member shall be credited against the amount of the payment or distribution to which the Member would otherwise be entitled. If the Code or any provision of any state, local, or foreign tax law that is binding on the Company requires that the Company remit to any taxing authority any withholding tax with respect to, or for the account of, any Member in its capacity as a Member, the Company shall, to the extent that Company funds are available therefor, remit the full required amount of such withholding tax to the taxing authority and shall notify such Member in writing of its obligation to pay to the Company such withholding tax to the extent it exceeds the amount of any payment or distribution to which such Member would otherwise then be entitled. Each Member shall pay to the Company, within five (5) business days after its receipt of written notice from the Company that withholding is required with respect to such Member, any amounts required to be remitted by the Company to any taxing authority with respect to such Member that are in excess of the amount of any payment or distribution to which such Member would otherwise be entitled. If the Company is required to remit any withholding tax with respect to, or for the account of, any Member prior to the Company's receipt of any payment required to be made by such Member pursuant to the preceding sentence, the amount of the payment required to be made by such Member shall be treated as a loan (the "Withholding Advance") from the Company to the Member, which shall accrue interest until paid at a rate of ten percent (10%) per year.

                (c) Any Withholding Advance made to a Member and any interest accrued thereon shall be credited against, and shall be offset by, the amount of any later payment or distribution to which the Member would otherwise be entitled (without duplication of the credit provided in the first sentence of Section 8.03(b), with any credit for accrued and unpaid interest as of the date such payment or distribution would otherwise have been made being applied before any credit for the amount of the Withholding

Advance. Any Withholding Advance made to a Member and any interest accrued thereon, to the extent it has not previously been paid by the Member in cash or fully credited against payments or distributions to which the Member would otherwise be entitled, shall be paid by the Member to the Company upon the earliest of (i) the dissolution of the Company, (ii) the date on which the Member ceases to be a Member of the Company, or (iii) demand for payment by the Company.

        8.04 Allocations of Net Income and Net Losses. Net Income and Net Losses of the Company for each Fiscal Year shall be allocated to the Members in accordance with each Member's respective Company Interest.

        8.05 Special Allocations. The following special allocations shall be made in the following order:

                (a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Article VIII, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with
Section 1.704-(2)(g)(2) of the Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This
Section 8.05(a) is intended to comply with the minimum gain chargeback requirement of the Regulations and shall be interpreted consistently therewith.

                (b) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article VIII except Section 8.05(a), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member with a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(5) of the Regulations. This Section 8.05(b) is intended to comply with the Member minimum gain chargeback requirement of the Regulations and shall be interpreted consistently therewith.

                (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in
Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the


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
Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 8.05(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.05(c) were not in the Agreement.

                (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 8.05(d) shall be made only if any to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VIII have been made as if this Section 8.05(d) and Section 8.05(c) hereof were not in the Agreement.

                (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Members in accordance with each Member's respective Company Interest.

                (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

        8.06 Curative Allocations. The "Regulatory Allocations" consist of the allocations to a Member (or its predecessor) under Sections 8.05(a), 8.05(b), 8.05(c), 8.05(d), 8.05(e) and 8.05(f) hereof. Notwithstanding any other provisions of this Article VIII (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 8.06 with respect to allocations pursuant to Sections 8.05(a) and 8.05(e) shall be made prior to the Fiscal Year during which there is a net decrease in Company Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Company Minimum Gain, (ii) no allocations pursuant to this Section 8.06 shall be made with respect to allocations pursuant to Sections 8.05(b) and 8.05(f) relating to a particular Member Nonrecourse

Debt prior to the Fiscal Year during which there is a net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions used by such net decrease in Member Minimum Gain, (iii) allocations pursuant to this Section 8.06 shall be deferred with respect to allocations pursuant to Section 8.05(e) hereof to the extent the Manager reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 8.05(a) hereof, and
(iv) allocations pursuant to this Section 8.06 shall be deferred with respect to allocations pursuant to 8.05(f) hereof relating to a particular Member Nonrecourse Debt to the extent the Manager reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to
Section 8.05(b) hereof. The Manager shall have reasonable discretion, with respect to each Fiscal Year, to (i) apply the provisions of this Section 8.06 in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (ii) divide all allocations pursuant to this Section 8.06 among the Members in a manner that is likely to minimize such economic distortions.

        8.07    Tax Allocations; Code Section 704(c). In accordance with Code
Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value. Any elections or other decisions relating to such allocations shall be made by the Manager in any manner reasonably reflects the intent of this Agreement. Allocations pursuant to this
Section 8.07 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any person's Capital Account or share of Net Income, Net Loss, other items, or Distributions pursuant to any provision of this Agreement.

        8.08 Consent. The provisions of this Agreement for Distributions and allocations of Net Income and Net Loss are consented to by each Member (and any successor thereto) as an express condition to becoming a Member herein.

                                   ARTICLE IX

                         ASSIGNMENT OF COMPANY INTERESTS

        9.01 No Assignment. Except as provided in Section 9.02, a Member may not assign (whether by sale, exchange, gift contribution, distribution or other transfer, including a pledge or other assignment for security purposes) all or any part of its Company Interest unless such assignment is first approved by the Manager in his sole and absolute discretion.

        9.02 Exceptions. The provisions of Section 9.01 providing for approval by the Manager shall not apply upon a transfer by a Member (i) to another Member; (ii) to the partners of a Member; or (iii) to a corporation all of the shares of which are directly or indirectly owned by such Member; provided, however, such transferee shall immediately execute all documents reasonably required by the other Member (A) to cause the Company Interests so acquired by the transferee to become immediately subject to all of the terms and conditions of this Agreement, and (B) in the case of a corporate transferee, to cause the shareholders to agree not to transfer the shares of such corporation without obtaining the other Member's consent.

        9.03 Assignee. Provided the provisions of this Article IX have been complied with an Assignee shall be entitled to receive Distributions and allocations of Net Income and Net Losses, from the Company attributable to the assigned Company Interests from and after the effective date of the assignment, but an Assignee shall have no other rights of a Member herein, such as rights to any information, an accounting, inspection of books or records or voting as a Member on matters set forth herein or by law, until such Assignee is admitted as a Member pursuant to the provisions of Article X; except that an Assignee shall have the right solely to receive a copy of the annual financial statements required herein to be provided the Members. The Company shall be entitled to treat the assignor as the absolute owner of the Company Interests in all respects, and shall incur no liability for Distributions, allocations of Net Income or Net Losses, or transmittal of reports and notices required to be given to Members which are made in good faith to the assignor until the effective date of the assignment, or, in the case of the transmittal of reports (other than the financial statements referred to above) or notices, until the Assignee is so admitted as a substitute Member. The effective date of an assignment shall be the first day of the calendar month following the month in which the Manager has received an executed instrument of assignment in compliance with this Article IX or the first day of a later month if specified in the executed instrument of assignment. The Assignee shall be deemed an Assignee on the effective date, and shall be only entitled to Distributions, Net Income or Net Losses attributable to the period after the effective date of assignment. Each Assignee will inherit the balance of the Capital Account, as of the effective date of Assignment, of the Assignor with respect to the Company Interests transferred.

        9.04 Other Consents and Requirements. Any assignment, sale, transfer, exchange or other disposition of any Company Interests in the Company must be in compliance with any requirements imposed by any state securities administrator having jurisdiction over the assignment, sale, transfer, exchange or other disposition of the Company Interests and the United States Securities and Exchange Commission.

        9.05 Assignment Not In Compliance. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article IX shall be void and of no effect, and shall not bind nor be recognized by the Company.

        9.06 Tax Elections. The Manager will, at the request of an Assignee, make an election under Code Section 754 to adjust the basis of the Company's assets, to reflect the purchase price paid by an Assignee; provided, however, all reasonable costs and expenses incurred in connection with implementing such election (including, without limitation the reasonable expenses of attorneys and accountants) with respect to any transfer shall be borne by the Assignee.

                                    ARTICLE X

                         ADMISSION OF ASSIGNEE AS MEMBER

        10.01 Requirements. An Assignee may not become a Member unless all of the following conditions are first satisfied:

                (a) A duly executed and acknowledged written instrument of assignment is filed with the Company, specifying the Company Interests being assigned and setting forth the intention of the assignor that the Assignee succeed to assignor's interest as a substitute Member;

                (b) The assignor and Assignee shall execute and acknowledge any other instruments that the Manager deems necessary or desirable for substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement;

                (c) The admission of the Assignee is Approved by the Members, the granting or denial of which may be withheld by the Members in their sole and absolute discretion;

                (d) Payment of a transfer fee to the Company, sufficient to cover all reasonable expenses connected with the substitution; and

                (e)     Compliance with Article IX of this Company Agreement.

                                   ARTICLE XI

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

        11.01 Books and Records. The Company shall maintain at its principal office all of the following:

                (a) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Capital Contributions and Company Interest owned by each Member.

                (b) A copy of the Certificate, this Agreement and any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which any certificate or amendment has been executed;

                (c) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

                (d) The financial statements of the Company for the six most recent fiscal years;

                (e) The Company books and records for at least the current and past three fiscal years.

        11.02   Delivery to Members and Inspection.

                (a) Upon the request of a Member, the Manager shall promptly deliver to the requesting Member, at the expense of the Company, a copy of the information required to be maintained by Section 11.01 except for 11.01(e).

                (b) Each Member, or his duly authorized representative, has the right, upon reasonable request, to each of the following:

                        (1) Inspect and copy during normal business hours any of the Company records; and

                        (2) Obtain from the Company, promptly after becoming available, a copy of the Company's federal, state and local income tax or information returns for each year.

                (c)     The Company shall send to each Member within eighty-five
(85) days after the end of each Fiscal Year the information necessary for the Member to complete its federal and state income tax or information returns.

        11.03 Annual Statements. The Company shall cause to be prepared for the Members at least annually, at Company expense financial statements of the Company prepared on the basis of the accrual method of accounting in accordance with generally accepted accounting principles. The financial statements will include a balance sheet, statements of income or loss, cash flows and Members' equity.

        11.04 Filings. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed by the Company with those entities under then current applicable laws, rules and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies. Upon written request, any Member shall be provided with a copy of any of the reports without expense to the requesting Member.

                                   ARTICLE XII

                    DESIGNATION RIGHTS, AUTHORITIES, POWERS,
                   RESPONSIBILITIES AND DUTIES OF THE MANAGER

        12.01 Designation of Manager. The initial Manager shall be ECC. A Manager and any successor Manager may be removed and a person designated as successor Manager at any time by resolution Approved by the Members.

        12.02   Authority of Manager.

                (a) Permitted Acts. Except as provided otherwise in this Agreement, the Manager shall have the exclusive authority to manage the operations and affairs of the Company, shall have the fiduciary responsibility with respect to the Company which a director and a chief executive officer of a Delaware corporation would have with respect to a corporation, and shall have all authority, rights, and powers conferred by law and those required or appropriate for the management of the Company business including without limitation (i) entering into loan, credit or other agreements to borrow funds in connection with the Company's business and in connection therewith to encumber, pledge, grant security interests or otherwise hypothecate assets of the Company; and (ii) enter into loan or credit agreements with Enstar Affiliates whereby the Company loans funds to such Enstar Affiliates on terms and conditions approved by the Manager.

                (b) Limitations and Restrictions. The Manager shall not have the authority to do the following without it being Approved by the Members:

                        (1) Alter the primary purpose of the Company as set forth in Section 2.05;

                        (2) Except for a sale of the Company's business which is Approved by the Members, do any other act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company;

                        (3) Confess a judgment against the Company in connection with any threatened or pending legal action;

                        (4) Possess any Company property or assign the rights of the Company in specific Company property for other than a Company purpose;

                        (5) Employ or permit to employ the funds or assets of the Company in any manner except for the exclusive benefit of the Company without the unanimous vote of the Members;

                        (6) Commingle Company funds with those of any other Person;

                        (7)     Admit additional Members to the Company; or

                        (8) Sell all or substantially all of the assets of the Company.

        12.03 No Personal Liability. The Manager shall have no personal liability for the repayment of the Capital Contributions of any Member.

        12.04   Tax Matters Member.

                (a) The Manager is hereby designated as Tax Matters Member of the Company as provided in Regulations pursuant to Code Section 6231. Each Member, by the execution of this Agreement, consents to such designation of the Tax Matters Member and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

                (b) (i) To the extent and in the manner provided by applicable law and Regulations, the Tax Matters Member shall furnish the name, address, profits interest and taxpayer identification number of each Member, including any successor to an Interest, to the Secretary of the Treasury or his delegate (the "Secretary").

                        (ii) The Tax Matters Member shall keep each Member informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceeding referred to hereinafter as a "tax audit" and such judicial proceeding referred to hereinafter as "judicial review").

                        (iii) The Tax Matters Member shall not enter into any agreement with the Internal Revenue Service which would result in any material change either in income as previously reported or in the allocation of Net Profits or Net Losses unless the Member provides the other Members with at least thirty (30) days written notice of such proposed agreement.

                (c) The Tax Matters Member is hereby authorized, but not required:

                        (i) to enter into any settlement with the Internal Revenue Service or the Secretary of the Treasury (the "Secretary") with respect to any tax audit or judicial review, in which agreement the Tax Matters Member may expressly state that such agreement shall bind the other Members except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and Regulations thereunder) files a statement with the Secretary providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on the behalf of such Member;

                        (ii) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located or elsewhere as allowed by law, or the United States Claims Court;

                        (iii) to intervene in any action brought by any other Member for judicial review of a final adjustment;

                        (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

                        (v) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

                        (vi) to take any other action on behalf of the Members (with respect to the Company) or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or Regulations.

                (d) The Company shall indemnify and reimburse the Tax Matters Member for all expenses (including legal and accounting fees) incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made to the Members. The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Member and the provisions on limitations of liability of the Members and indemnification set forth in Article XVIII hereof shall be fully applicable to the Tax Matters Member in its capacity as such.

        12.05   Officers.

                (a) The Manager may appoint officers at anytime. The officers of the Company, if deemed necessary by the Manager, may include a president, one or more vice presidents, secretary and one or more assistant secretaries, and chief financial officer (and one or more assistant treasurers). Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Manager.

                (b) Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Manager at any time. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

                (c) The president shall be the chief executive officer of the Company, and shall, subject to the control of the Manager, have general and active management of the business of the Company and shall see that all orders and resolutions of the Manager are carried into effect. The president shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by a Manager or this Agreement. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Manager to some other officer or agent of the Company.

                (d) The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the Manager, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Manager may from time to time prescribe.

                (e) The secretary shall attend all meetings of the Members, and shall record all the proceedings of the meeting in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give or cause to be given, notice of all meetings of the Members and shall perform such other duties as may be prescribed by the Manager. The secretary shall have custody of the seal, if any, of the Company and the secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature. The secretary shall keep, or cause to be kept at the principal executive office or at the office of the Company's transfer agent or registrar, as determined by the Manager, all documents described in Section 11.01 and such other documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the Manager. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the Manager. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

                (f) The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, Capital Accounts and Company Interests. The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Manager. The chief financial officer shall disburse the funds of the Company as may be ordered by the Manager. The chief financial officer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in this Agreement from time to time by the Manager. The chief financial officer shall have the general duties, powers and responsibilities of a chief financial officer of a corporation, and shall be the chief financial and accounting officer of the Company.

                                  ARTICLE XIII

                 RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS

        13.01 Request for Vote. Any Member holding in the aggregate Company Interests which equal or exceed five percent (5%) may call a meeting of the Members for a vote, or may call for a vote without a meeting. In either event, such Member shall establish a date for the meeting on which votes shall be counted and shall mail by first class mail a notice to all Members of the time and place of the Company meeting, if called, and the general nature of the business to be transacted, or if no such meeting has been called, of the matter or matters to be voted and the date which the votes will be counted.

        13.02 Procedures. Each Member shall be entitled to cast one vote for each full one percent (1%) interest of such Member's Company Interest: (i) at a meeting, in person, by written proxy or by a signed notice directing the manner in which he desires that his vote be cast, which notice must be received by the Company prior to such meeting, or (ii) without a meeting, by a signed notice directing the manner in which he desires that his vote be cast, which notice must be received by the Company prior to the date on which the votes of Members are to be counted. Only the votes of Members of record on the notice date, whether at a meeting or otherwise, shall be counted.

        13.03 Action By Consent. Notwithstanding anything to the contrary contained in this Article XIII, any action or approval required or permitted by this Agreement to be taken or given at any meeting of Members (whether by vote or consent), may be taken or given without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken or approval so given, shall be signed by Members owning Company Interests having not less than the minimum number of votes that would be necessary to authorize or take such action or give such approval at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the taking of any action or the giving of any approval without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

        13.04 Limitations. No Member shall have the right of power to: (i) withdraw or reduce his Capital Contribution except as a result of the dissolution of the Company or as otherwise provided by law or in this Agreement,
(ii) bring an action for partition against the Company or any Company assets,
(iii) cause the termination and dissolution of the Company, except as set forth in this Agreement, or (iv) demand or receive property other than cash in return for his Capital Contribution. Except as otherwise set forth in this Agreement, no Member shall have priority over any other Members either as to the return of his Capital Contribution or as to Net Income, Net Loss or distributions. Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Member will be returned.

        13.05 Amendments to Agreement. This Agreement may only be modified or amended if Approved by the Members, provided, however, no amendment shall materially reduce or increase, as the case may be, a Member's right to allocations of Net Profit or Net Loss or to Distributions without such Member's consent.

                                   ARTICLE XIV

                  OTHER BUSINESSES AND INVESTMENT OPPORTUNITIES

        Any Member and any Affiliate may engage in or possess an interest in any other business or venture, independently or with others, and neither the Company, any other Member nor any Affiliate shall have any right or interest in and to such venture or business.

                                   ARTICLE XV

                             DISSOLUTION OF COMPANY

        15.01 Termination of Membership. No Member shall resign from the Company, or take any voluntary action to commence bankruptcy proceedings or dissolve itself. If any Member ceases to be a Member for any reason, including death, bankruptcy or dissolution, the business of the Company may be continued only by resolution approved by the remaining Members who hold a majority of the Company Interests then held by the remaining Members within ninety (90) days following such event. In such event, the successor-in-interest to the Member who ceased to be a Member shall be treated as an Assignee of such Member for all purposes of this Agreement.

        15.02 Events of Dissolution or Liquidation. The Company shall be dissolved upon the happening of any of the following events:

                (a) The failure of the Members to continue the Company in accordance with the provisions of Section 15.01 hereof after the termination of a Member's membership.

                (b) The expiration of the term of the Company as set forth in Section 2.04 hereof;

                (c) The sale, exchange, or other disposition or transfer of all or substantially all of the assets of the Company;

                (d)     Upon the unanimous consent of the Members; or

                (e) Subject to any provision of this Agreement that limits or prevents dissolution, the happening of any event that, under the Act caused the dissolution of a limited liability company.

        15.03 Liquidation. Upon dissolution of the Company for any reason, the Company shall immediately commence to windup its affairs. A reasonable period of time shall be allowed for the orderly termination of the Company business, discharge of its liabilities and distribution or liquidation of the remaining assets so as to enable the Company to minimize the normal losses attendant to the liquidation process. A full accounting of the assets and liabilities of the Company shall be taken and a statement thereof shall be furnished to each Member within thirty (30) days after the dissolution. Such accounting and statements shall be prepared under the direction of the Manager or, by a liquidating trustee selected by unanimous consent of the Members. The Company property and assets and/or the proceeds from the liquidation thereof shall be applied in the following order of priority:

                (a) First, payment of the debts and liabilities of the Company, in the order of priority provided by law (including any loans by the Members to the Company) and payment of the expenses of liquidation;

                (b) Second, setting up of such reserves as the Members or liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or any obligation or liability not then due and payable; provided, however, that any such reserve shall be paid over by the Manager or liquidating trustee to an escrow agent, to be held by such escrow agent for the purpose of disbursing such reserves in payment of such liabilities, and, at the expiration of such escrow period as the Manager or liquidating trustee shall deem advisable but not to exceed one calendar year, to distribute the balance thereafter remaining in the manner hereinafter provided; and

                (c) Third, to the Members in accordance with their respective positive Capital Accounts. The distributions pursuant to this paragraph (c) shall, to the extent possible, be made by the end of the Fiscal Year in which the dissolution occurs, of if later, within ninety (90) days after the date of such dissolution, or such other time period which may be permitted under Regulations Section 1.704-1(b)(2)(ii)(b).

        15.04 Distribution in Kind. If Approved by the Members, any noncash asset may be distributed in kind to one or more Members. Any such asset, however, shall first be valued at its fair market value to determine the gain or loss used in determining Net Income or Net Losses that would have resulted if such asset were sold for such value, such gain or loss shall then be allocated pursuant to Article VIII hereof, and the Members' Capital Accounts shall be adjusted to reflect such gain or loss. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Manager, or liquidating trustee, as the case may be, or by an independent appraiser (any such appraiser must be nationally recognized as an expert in valuing the type of asset involved) selected by the Manager, or the liquidating trustee, as the case may be.

        15.05 No Action for Dissolution. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the interests of all Members. Accordingly, each Member hereby waives and renounces its right to initiate legal action to seek dissolution, or to seek the appointment of a receiver or trustee to liquidate the Company.

        15.06 No Further Claim. Upon dissolution, each Member shall look solely to the assets of the Company for the return of its investment, and if the Company property remaining after payment or discharge of the debts and liabilities of the Company, including debts and liabilities owed to one or more of the Members, is insufficient to return the aggregate capital contributions of each Member such Members shall have no recourse against any other Member.

                                   ARTICLE XVI

                         REPRESENTATIONS BY THE MEMBERS

         Each Member hereby represents and warrants to, and agrees with, the other Members and the Company as follows:

        16.01 Investment Intent. It is acquiring its Company Interest with the intent of holding the same for investment for its own account and without the intent or a view to participating directly or indirectly in, or for resale in connection with, any distribution of such Company Interest within the meaning of the Securities and Exchange Act of 1933, as amended (the "Federal Act"), or any applicable state securities laws, and it does not intend to divide its participation with others, nor to resell, assign or otherwise dispose of all or any part of its Company Interest.

        16.02   Securities Regulation.

                (a) It acknowledges and agrees that the Company Interest is being issued and sold in reliance on the exemption from registration contained in Section 4(2) of the Federal Act and exemptions contained in applicable state securities laws, and that it cannot and will not be sold or transferred except in a transaction which is exempt under the Federal Act and those state acts or pursuant to an effective registration statement under those acts or in a transaction which is otherwise in compliance with the Federal Act and those state acts.

                (b) It understands that it has no contract right for the registration under the Federal Act of the Company Interest for public sale and that, unless such Interest is registered or an exemption from registration is available, such Interest may be required to be held indefinitely.

        16.03 Knowledge and Experience. It has such knowledge and experience in financial, tax and business matters as to enable it to evaluate the merits and risks of its investment in the Company and to make an informed investment decision with respect thereto.

        16.04 Economic Risk. It is able to bear the economic risk of an investment in its Interest.

        16.05 Binding Agreement. This Agreement is and will remain its valid and binding agreement, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to any applicable bankruptcy, insolvency or other laws affecting the enforcement of creditor's rights).

        16.06 Tax Position. Unless it provides prior written notice to the Company it will not take a position on its federal income tax return, on any claim for refund, or in any administrative or legal proceedings, that is inconsistent with any information return filed by the Company or with the provisions of this Agreement.

        16.07 Information. It has received all documents, books and records pertaining to an investment in the Company requested by it.

                                  ARTICLE XVII

                                  MISCELLANEOUS

        17.01 Additional Documents. At any time and from time to time after the date of this Agreement, upon the request of the Manager, the other Members shall do and perform, or cause to be done and performed, all such additional acts and deeds, and shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such additional instruments and documents, as may be required to best effectuate the purposes and intent of this Agreement.

        17.02 Severability. If any term or provision of this Agreement is held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remainder of this Agreement.

        17.03 Inspection. Any Member shall have the right at reasonable times to inspect the books and records of the Company.

        17.04 General. This Agreement: (i) shall be binding on the executors, administrators, estates, heirs and legal successors of the Members; (ii) be governed by and construed in accordance with the laws of the State of Delaware;
(iii) may be executed in more than one counterpart as of the day and year first above written; and (iv) contains the entire agreement among the Members. The waiver of any of the provisions, terms or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms or conditions hereof.

        17.05 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, confirmation of telex or telecopy, or upon the fifth day following mailing by registered mail, postage prepaid, addressed (a) if to any Member at such addresses as set forth on the records of the Company, or at such other address as any Member shall have furnished to the Company in writing, (b) if to the Company, at 474 S. Raymond Avenue, Suite 200, Pasadena, California 91105.

        17.06 Execution of Certificate and Other Papers. The Members agree to execute such instruments, documents and papers as they deem necessary or appropriate to carry out the intent of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Limited Liability Company Agreement as of the day and year first set forth above.

                                        FALCON HOLDING GROUP, L.P.,
                                        a Delaware limited partnership

                                        By:      FALCON HOLDING GROUP, INC.,
                                                 a California corporation,
                                                 its general partner



                                        By: /s/ Michael K. Menerey
                                        --------------------------
                                                 Title: Chief Financial Officer
                                                 ------------------------------


                                        ENSTAR COMMUNICATIONS CORPORATION,
                                        a Georgia corporation


                                        By: /s/ Michael K. Menerey
                                        --------------------------
                                                 Title: Chief Financial Officer
                                                 ------------------------------

                                   SCHEDULE I



                                         Capital                          Company
Member                                Contribution                        Interest
------                                ------------                        --------

Falcon Holding Group, L.P.             $  250,000                           20.0%

Enstar Communications Corporation       1,000,000 [in accounts              80.0%
                                                   receivable]

                                       $1,250,000                          100.00%
                                       ==========                         ========